Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-83233 and Registration Statement No. 333-55578 (filed on February 14, 2001) on Form S-8 of our report dated February 15, 2001 appearing in the Annual Report on Form 10-K of priceline.com Incorporated for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
February 15, 2001